Exhibit 10.8

COMMERCE POINT II
ARLINGTON HEIGHTS, ILLINOIS

OFFICE LEASE

Between

3850 WILKE L.L.C.,
an Illinois limited liability company

Landlord,

and

PAYLOCITY CORPORATION,
an Illinois corporation

Tenant

Dated:  January 12, 2007

i

TABLE OF CONTENTS

(continued)

Exhibit A                                             The Premises

Exhibit B                                             Legal Description of the Building

Exhibit C                                             Turnover Letter

ii

COMMERCE POINT II
LEASE

3850 WILKE L.L.C., an Illinois limited liability company (“Landlord”), leases to PAYLOCITY CORPORATION, an Illinois corporation (“Tenant”), and Tenant accepts that certain portion of the premises, consisting of the entire first and second floors, 3850 N. Wilke Road, Arlington Heights, Illinois (“Premises”), as shown on the plan attached hereto, marked Exhibit “A” and made a part hereof and consisting of forty-five thousand four hundred twenty-seven (45,427) rentable square feet being forty-eight and 25/100 percent (48.25%) of the total rentable square feet situated in that certain building known as Commerce Point II, located at 3850 N. Wilke Road, Arlington Heights, Illinois 60004 which building, together with the walkways, driveways, lobbies, and parking areas are hereinafter collectively referred to as the “Building.”  The Building is legally described in Exhibit “B” attached hereto and made a part hereof.

1.                                      TERM.  The term of this Lease shall commence on July 1, 2007 (“Commencement Date”), and shall terminate on March 31, 2016, unless sooner terminated as herein provided (“Term”).

2.                                      RENT.  Tenant shall pay rent and other payments reserved and required under this Section and any other section of this Lease to the order of 3850 Wilke L.L.C. and deliver same to the Landlord at the office of First American Properties, L.L.C., 3436 N. Kennicott, Arlington Heights, Illinois 60004, or at such other place as Landlord may hereafter designate.  The rent and other payments, together with all other amounts becoming due from Tenant to Landlord hereunder, are herein collectively referred to as the “Rental” or “Rent.”  All Rental except as otherwise specifically provided or hereafter otherwise designated shall be made payable to Landlord without notice or demand, and without abatement, deduction, counterclaim or set off.

Subject to rent adjustments as set forth herein, Tenant shall pay to Landlord annual rent in equal monthly installments (“Base Rent”) on the first day of the first full calendar month following the Commencement Date and a like sum on or before the first day of each and every successive month thereafter during the term hereof pursuant to the following schedule:

Lease Months	Annual Base Rent	Monthly Base Rent
7/1/07 – 6/30/08	$746,365.61	$62,197.13
7/1/08 – 6/30/09	$769,079.11	$64,089.93
7/1/09 – 6/30/10	$791,792.61	$65,982.72
7/1/10 – 6/30/11	$814,506.11	$67,875.51
7/1/11 – 6/30/12	$837,219.61	$69,768.30
7/1/12 – 6/30/13	$859,933.11	$71,661.09
7/1/13 – 6/30/14	$882,646.61	$73,553.88
7/1/14 – 6/30/15	$905,360.11	$75,446.68
7/1/15 – 3/31/16	$928,073.61	$77,339.47

Notwithstanding anything to the contrary, Tenant shall not be required to pay Base Rent for the months of July 1, 2007 through June 30, 2008 inclusive, provided Tenant shall pay Base Rent for the July 1, 2008 month contemporaneously with the execution of this Lease.

Tenant agrees to pay to Landlord a late charge of Twenty-Five and no/100 Dollars ($25.00) per day for any and all past due rentals, additional rentals, and/or other sums due to Landlord pursuant to the terms of this Lease.  Late charges are computed from the fifth business day following the first day of each month.

If the term of this Lease commences on other than the first day of the month, there shall be paid on the Commencement Date, a pro rata portion of Base Rent based on the number of days remaining in such month.  If the term of this Lease ends on a day other than the last day of the month, the last monthly payment of Base Rent shall be a pro rata portion of Base Rent based on the number of days in such month prior to and including the last day of the term of this Lease.

3.                                      ADDITIONAL RENT.  It is mutually understood that the Base Rent does not provide for the payment of any taxes on the Building or any parking area and structure provided for use of the Tenant and officers, employees, agents, customers and invitees thereof of the Building or for the cost of operation and maintenance of the Building.  In order that the rent payable hereunder shall reflect any such sums, Tenant agrees to pay as additional rent hereunder (“Additional Rent”) a sum equal to forty-eight and 25/100 percent (48.25%), which is the proportionate share of Tenant’s Premises determined as the percentage of rentable square feet occupied by Tenant (45,427 rentable square feet) compared with the rentable square feet of the Building (94,143 rentable square feet) (“Tenant’s Pro Rata Share”) of the:

A.                                    Taxes (as hereinafter defined) which shall become due and are payable during any calendar year (or portions of any calendar year, pro rated).  The term “Taxes” shall mean:

(i)                                     All taxes and assessments, of every kind and nature, special or otherwise, levied upon or with respect to the Building, including, without limitation, general real property taxes, taxes imposed by federal, state or local governments (excluding income, franchise, capital stock, federal and state estate and inheritance taxes, and taxes based on receipt of rentals), and any personal property taxes imposed upon fixtures, machinery, apparatus, systems and appurtenances in, upon or used in connection with the Building or the operation thereof.  If at any time during the Term the method of taxation then prevailing shall be altered so that any tax, assessment, levy, imposition or charge or any part thereof, shall be imposed upon Landlord in place, or partly in place, of any such taxes or increase therein, heretofore described in this Section 3.A, and/or shall be measured by or be based in whole or in part upon the Building or the rents or other income therefrom, then all such taxes, assessments, levies, impositions or charges or part thereof, to the extent that such items would be payable if the Building were the only property of Landlord, subject thereto and as if the rent and other income received by Landlord from the Building were the only income of Landlord.  In addition, any personal property taxes or any increase in the Taxes by reason of capital improvements, nonstandard or special installations, alterations or fixtures made by or for the benefit of the Tenant to the Premises shall be paid for by the Tenant.

(ii)                                  Anything to the contrary notwithstanding, the Tenant shall not be required to pay Tenant’s Pro Rata Share of Taxes, until such Taxes paid by Landlord annually exceed Three Hundred Seventy-Six Thousand Five Hundred Seventy-Two and 00/100 Dollars ($376,572.00) (“Tax Stop”).  Landlord shall be required to pay all Taxes to the extent such Taxes do not exceed the Tax Stop.

B.                                    Operating Expenses (as hereinafter defined) which Landlord shall pay or become obligated to pay in respect of any calendar year.  The term “Operating Expenses” shall mean:

(i)                                     All reasonable interior cleaning expenses paid or incurred by Landlord (to be provided to Tenant five (5) days per week).

(ii)                                  All reasonable expenses incurred or paid on behalf of Landlord or which the Landlord reasonably determines it would have so paid or incurred had the Building been one hundred percent (100%) occupied in connection with the ownership, operation and maintenance of the Building and which, in accordance with generally accepted accounting practice as applied to the ownership, operation, repair and maintenance of first-class office buildings and parking areas, are properly chargeable to such ownership, operation, repair, and maintenance, including, without limitation, the cost of window washing, cleaning supplies, sales or use taxes, snow removal, landscaping, scavenger service, janitorial services for areas of the Building used in common by all tenants, invitees of the Building, security personnel, workers’ compensation, unemployment and all other insurance premiums, fuel costs, utility costs net of payments made by tenants, legal and accounting fees expended to lower real estate taxes and such management expenses as are incurred or paid by Landlord to operate the Building including a reasonable management fee, as determined by Landlord.

(iii)                               Anything to the contrary notwithstanding, Tenant shall not be required to pay Tenant’s Pro Rata Share of Operating Expenses until such Expenses exceed the Operating Expenses paid by Landlord during the calendar year 2008 (“Operating Expenses Stop”).  Landlord shall be required to pay all Operating Expenses to the extent such Operating Expenses do not exceed the Operating Expenses Stop.

(iv)                              Operating Expenses shall not include (1) any interest expense on mortgages placed upon the Building, or (2) the cost of any work or service performed in any instance for any tenant (including Tenant) at the cost of such tenant.

As soon as practicable in each year during the Term and in the calendar year next following the year in which this Lease expires, Landlord shall deliver to Tenant a statement (“Landlord’s Statement”) setting forth the amount of Operating Expenses and

Taxes paid or incurred by Landlord during the immediately preceding year.  Within thirty (30) days after delivery of such statement, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Pro Rata Share of any Taxes in excess of the Tax and Operating Expenses Stop for the immediately preceding calendar year, less any and all amounts paid in connection with said costs and expenses during the immediately preceding year.

Notwithstanding the preceding paragraph, Landlord may bill Tenant for its Pro Rata Share of Taxes in excess of the Tax Stop immediately after Landlord shall pay any such Taxes, whereupon Tenant shall pay to Landlord, as Additional Rent, Tenant’s Pro Rata Share of any such Taxes in excess of the Tax Stop, less any and all amounts theretofore paid by Tenant for said Taxes.

After delivery of Landlord’s Statement as above provided and determination of the amount of the payment to be made by Tenant, including Tenant’s Pro Rata Share of Taxes and Operating Expenses, if any, the monthly installment of Rent then being paid by Tenant shall be increased to one-twelfth (1/12) of the amount of Taxes and Operating Expenses, if any, which Landlord reasonably calculates to be payable by Tenant for the year in which Landlord’s Statement is delivered.  Such increase shall be effective as of January 1 of the year in which the Landlord’s Statement is received by Tenant; and upon receipt thereof, Tenant shall thereupon pay to Landlord the amount of such increase payable from January 1 of said year until the end of the month in which Tenant receives Landlord’s Statement.  The adjusted monthly Rental as determined hereinabove shall be paid by Tenant until receipt by Tenant of Landlord’s Statement in the next succeeding calendar year.  If the Term of this Lease ends on other than the last day of a calendar year, Tenant’s Pro Rata Share shown on the statement delivered after the end of the term shall be reduced proportionately and any payment due shall also be apportioned and paid as aforesaid.

Landlord shall keep and make available to Tenant or its representative in Landlord’s office for a period of ninety (90) days after delivery of Landlord’s Statement, records in reasonable detail of the Taxes and Operating Expenses paid for the period covered by such Statement and shall permit Tenant’s representative, at Tenant’s cost and expense, to examine such records as may reasonably be required to verify such Statement at reasonable times during business hours.  Unless Tenant takes written exception to Landlord’s Statement within ninety (90) days after Landlord’s Statement is received by Tenant, such Statement shall be considered as final and accepted by Tenant.  In the event Tenant has overpaid its proportionate share of common area maintenance or real estate taxes (“Overpayment”), Landlord shall adjust Tenant’s monthly rental for the succeeding year or if the Lease has terminated, will refund any excess to Tenant within thirty (30) days.  If the Overpayment is greater than six percent (6%), Landlord shall pay all of Tenant’s reasonable costs and expenses, not exceeding One Thousand and 00/100 Dollars ($1,000.00), in connection with Tenant’s examination and audit of Landlord’s books and records.

Anything to the contrary notwithstanding, in computing Tenant’s obligations to pay either its Pro Rata Share of Taxes or Pro Rata Share of Operating Expenses, Landlord shall not collect from all tenants within the Building more than 100% of all Taxes or

Operating Expenses paid by Landlord and if it so collects in excess of 100% it shall immediately remit to Tenants its Pro Rata Share of the excess amount paid.

All provisions contained in this Section shall survive the expiration or termination of this Lease.

4.                                      CONDITION OF PREMISES.  Except for latent defects not discoverable within ninety (90) days of the original execution date of the Lease, Tenant’s taking possession shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession.  Landlord represents that the Building complies with all municipal ordinances and codes and satisfies the requisites of the Americans with Disabilities Act (ADA).  Except for the foregoing, no promise of Landlord to alter, remodel or improve the Premises of the Building and no representation respecting the condition of the Premises or the Building have been made by or on behalf of Landlord to Tenant except to the extent expressly set forth herein or made a part hereof.  Specifically, except for the foregoing, Tenant accepts Premises in an “as is” condition.

A.                                    It shall be Tenant’s obligation to determine whether the Premises comply with the appropriate governmental regulations for Tenant’s intended use.  Landlord makes no warranty as to the Premises’ suitability for any particular use.  Tenant shall make all repairs, alterations and other renovations (collectively the “Improvements”) of the Premises which are necessary to make the Premises fit for its occupancy and for the purposes described herein at its expenses and costs subject to Landlord paying Tenant a Tenant Improvement Allowance as provided in subsection (K) hereof.  Such remodeling and renovation shall be undertaken in conformance with the provisions of this Section 4.

B.                                    Within thirty (30) days of beginning construction, Tenant shall submit to Landlord two sets of prints of office design drawings showing the desired design character and finishing of the Premises.

C.                                    If the design drawings are returned to Tenant with comments, but not bearing the approval of Landlord, such design drawings shall be immediately revised by Tenant and resubmitted to Landlord within three (3) days of receipt by Tenant.  Landlord agrees that its approval shall not be unreasonably withheld.

D.                                    Promptly following the date on which the design drawings bearing Landlord’s approval (with or without suggested modifications) are returned to Tenant, Tenant, at its sole cost and expense, shall cause working drawings and specifications (the “Plans”) for the Premises based on the design drawings as approved by Landlord to be prepared.

E.                                     Landlord shall review the Plans and shall notify Tenant, within three (3) days of receipt of the Plans, of the matters, if any, in which the Plans fail to conform to the approved design drawings or otherwise fail to meet with Landlord’s approval.  Landlord agrees that is approval shall not be unreasonably withheld.

F.                                      Construction of the Improvements shall be completed in accordance with the Plans approved by Landlord, shall be carried out in a good, workmanlike and prompt manner, shall comply with all applicable statutes, laws, ordinances, regulations, rules, orders and requirements of the authorities having jurisdiction thereof, and shall be subject to inspection and monitoring by Landlord.

G.                                    Immediately following Landlord’s approval of the Plans, Tenant shall obtain all permits and other governmental approvals required for construction of the Improvements.

H.                                   Prior to the commencement of construction of the Improvements, Tenant shall provide Landlord with the following:

(i)                                     Certification showing evidence of insurance as required by all sections of the Lease for both Tenant and Tenant’s contractors.  Such certificates shall state that the required coverage shall remain in force for the duration of construction.

(ii)                                  Copy of all required building and/or special permits and approvals issued by the appropriate governmental authorities for the Improvements.

I.                                        Upon completion of construction of the Improvements and prior to opening for business, Tenant shall provide Landlord with the following:

(i)                                     A copy of the certificate of occupancy.

(ii)                                  Lien waivers or substitution documentation acceptable to the title company facilitating draw requests from all contractors, subcontractors and material suppliers.

J.                                        Any roof penetration shall be performed only by Landlord’s contractors.  Work performed by any other contractor will void roof warranty and be deemed a default under the Lease.

K.                                   Tenant shall be entitled to install a generator within the Building’s mechanical room, subject to satisfying Village of Arlington Heights’ code requirements.  Landlord shall have no responsibility with respect to such generator, and Tenant shall remove same upon termination of the Lease and restore the area to the condition existing at the time of Lease execution, reasonable wear and tear excepted.  In the event another tenant requests the right to install a generator for its premises and such request causes Landlord to increase the size of the mechanical room thereby reducing underground parking, Tenant’s right to park within the indoor parking area shall be reduced accordingly to accommodate the larger mechanical room.

L.                                     Landlord agrees to pay Tenant a construction allowance not to exceed One Million Six Hundred Thirty-Six Thousand Two Hundred Eighty and 54/100 Dollars ($1,636,280.54) of Tenant’s documented cost to improve the Premises (“Tenant Improvement Allowance”).  Tenant may make periodic draw requests (not to exceed three (3) draws during construction of the Improvements).  Provided that no Event of Default exists under this Lease at the time a draw is requested, said amount will be paid to Tenant within thirty (30) days after Tenant furnishes Landlord and title company disbursing such funds, the following:

(i)                                     Sworn statement from contractor and subcontractor to owner from Tenant listing all contractors and suppliers Tenant contracted with in connection with the work being paid for with such draw, together with the cost of each contract, all in a form reasonably acceptable to the title company.

(ii)                                  Mechanic’s lien releases from the general contractor and all other contractors and suppliers who have performed work or furnished supplies (or substitution documentation acceptable to the title company facilitating draw requests) for or in connection with Tenant’s work at the Premises for which payment is being sought (including all parties listed in the affidavits referenced in subsection L(i) above) or otherwise provides evidence that all sums due and payable to such parties have been paid.

(iii)                               To the extent Tenant does not spend the entire Tenant Improvement Allowance on construction of the Premises, such amount may be used toward furniture, telecommunications equipment and to the extent there is any remaining amounts not used, such amount may be applied to Rent next due.

5.                                      USE.  Tenant shall use and occupy the Premises only for a general office and for no other purpose.  Tenant’s use of the Premises shall at all times conform to all applicable laws, ordinances, regulations and codes and to the requirements of any applicable rating bureau or other body exercising similar functions.

6.                                      REPAIRS.  Tenant will, at its own expense, keep the Premises in good order, repair and tenantable condition at all times during the Term of this Lease.  Except for repairs and restorations to be made by Landlord pursuant to the provisions of Sections 11 and 17 hereof, Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken glass, fixtures and appurtenances, including but not limited to light bulbs and exit light bulbs.  Tenant shall provide Landlord with evidence of such inspections and repairs.  Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repair, alterations, improvements and additions, including, without limitation, ducts, conduits, pipes, lines, wires, drains and flues and all other facilities for plumbing, electricity, heating and air conditioning, as Landlord shall desire or deem necessary to the Premises or the Building or to any equipment located in the Building or as Landlord may be required to do by governmental authority or court order or decree.

7.                                      ALTERATIONS.  Tenant may, with prior approval from Landlord and at its expenses, make alterations and improvements to the Premises except that Tenant shall not make any structural alterations to the Building.  Tenant shall not be required to remove any alterations, improvements and additions made by Tenant nor shall Tenant be required to remove any alterations or restore the Building to its original condition upon termination of this Lease, at which time such alterations shall become Landlord’s property and shall remain upon the Premises, without compensation to Tenant.  Notwithstanding the foregoing, if any alterations or improvements of Tenant have materially changed, altered or damaged the structure of the

Building, Tenant shall repair or restore the Building to its prior condition, ordinary wear and tear excepted.  Except as provided in Section 21, nothing herein shall give Landlord any interest in Tenant’s trade fixtures, wall fixtures, removable paneling, computers, equipment, furniture, signs, goods and materials used in Tenant’s business, and all other property of Tenant (“Tenant’s Property”).  Except as otherwise provided herein, Tenant shall have the right at any time and from time to time to remove Tenant’s Property, provided that if removal of any of Tenant’s Property damages any part of the Building, Tenant shall repair such damage.  Any of Tenant’s Property which is not removed upon termination of this Lease shall become the property of Landlord.

8.                                      COVENANTS AGAINST LIENS.  Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed against the Building or any part thereof, and, in the case of any such lien attaching, to immediately pay off and remove same.  Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach or to be placed upon the Building or any part thereof, and any and all liens and encumbrances created by Tenant shall attach only to Tenant’s interest in the Premises.

9.                                      WAIVER OF CLAIMS.  To the extent not expressly prohibited by law and except in the case of the negligence of the Landlord or Landlord’s agents, Tenant hereby waives all rights to recover from, and all liability of, the beneficiaries of Landlord and its officers, agents, servants, employees and mortgagees for any damage either to person or property sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or occurrence in or about the Building or any part thereof.  This provision shall apply particularly (but not exclusively) to damage caused by water, snow, frost, steam, sewage, gas, sewer gas or odors or by the bursting of leaking of pipes (including the sprinkler systems), faucets and plumbing fixtures, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind.  Tenant further agrees that all personal property and fixtures installed upon the Premises shall be there at the risk of Tenant only and that Landlord shall not be liable for any damage thereto or theft thereof.

10.                               PARKING AREA.  Tenant and its officers, employees, agents, customers and invitees shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use its pro rata share of surface parking areas of the Building and adjacent parking areas as designated from time to time by Landlord, subject to such reasonable rules and regulations as Landlord may from time to time impose, including the designation of specific areas in which cars owned by Tenant, its officers, employees and agents must be parked, and reasonable limitation of the times during which portions of the parking area may be used.  Tenant shall, upon request, furnish to Landlord the license numbers and descriptions of the vehicles operated by Tenant and its officers, employees and agents.  Tenant shall also have the right to seventeen (17) underground reserved spaces at no additional cost to Tenant.  Tenant agrees to abide by all rules and regulations and to use its best efforts to cause its officers, employees, agents, customers and invitees to conform thereto.  Landlord may at any time close temporarily any part of the parking areas to make repairs or changes, to prevent the acquisition of public rights in such area, or to discourage non-customer parking, and may do such other acts in and to the parking area as in its judgment may be desirable to improve the convenience thereof.  Tenant shall not at any time interfere with the rights of Landlord and other Tenants, its and their permitted concessionaires, officers, employees, agents, customers and invitees to use any part of the parking areas.

11.                               RIGHTS RESERVED BY LANDLORD.  Landlord shall have the following rights:

A.                                    To change the Building’s name or street address.

B.                                    To install, affix and maintain any and all signs on the exterior and/or interior of the Building and in the parking areas.  Pursuant to Section 41 hereof, Tenant shall have signage rights on the exterior façade of the Building.

C.                                    To show the Premises to prospective tenants at reasonable hours during the last 12 months of the Term upon reasonable prior notice to Tenant.

D.                                    To decorate or make repairs, alternations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, which Landlord may deem necessary or which may be required by the Village of Arlington Heights or by any other governmental agency having jurisdiction over the Premises or the Building, and for such purposes to enter upon the Premises, and, during the continuance of any said work, temporarily to close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities, provided that Landlord will at all times use its best effort to maintain reasonable accessibility to the Premises, and to minimize any disruption of Tenant’s business.  Landlord will notify Tenant at least forty-eight (48) hours prior to any entry onto the Premises for making improvements (except in case of an emergency) and attempt to perform the improvements during non-business hours, if such scheduling of contractors can be arranged without additional cost to Landlord.

E.                                     Landlord shall have the right to place the Tenant’s name in or about the Building, including on the exterior walls contiguous to the Premises or on the doors or windows of the Premises and on the Directory Boards, in such color, style, size and material as the Landlord deems consistent with the signage standards of the Building.  If at Tenant’s request Landlord changes or modifies the signage after initial installation, such cost shall be paid by Tenant upon invoice by Landlord.

F.                                      To grant to anyone the exclusive right and privilege to conduct any business in the Building, and such exclusive right and privilege will be binding upon Tenant, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

G.                                    To approve the weight, size and location of safes, printing machinery, computers and other heavy equipment and articles in and about the Premises and the Building and to require all such items and furnishings and similar items to be moved into and/or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing.  Movements of Tenant’s property into or out of the

Building and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building.

H.                                   To close the Building after regular working hours and on Saturdays, Sundays and legal holidays subject, however, to Tenant’s and Tenant’s patients’ right to admittance twenty-four (24) hours per day, seven (7) days per week, under a separate entry system and under such regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman, by registration or otherwise and that said persons establish their right to enter or leave the Building.  Landlord represents that the Building is open during the week from approximately 6:30 a.m. to 7:00 p.m., and on Saturday from 8:00 a.m. to 2:00 p.m. HVAC is provided Monday through Friday, 7:00 a.m. to 6:00 p.m.

I.                                        At the time Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy.

J.                                        To constantly have pass keys to the Premises.

K.                                   To inspect the Premises at any reasonable time.

L.                                     To erect, use and maintain ducts, conduits, pipes, lines, wires, drains and flues, and appurtenances thereto, in and through the Premises at reasonable locations.

12.                               USE OF PREMISES.  Tenant agrees to observe the following covenants and to comply with all rules and regulations that Landlord may hereafter from time to time make for the Building.  Landlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

A.                                    Tenant shall occupy and use the Premises during the Term for the purpose specified in Section 5 hereof and non other, and shall not conduct itself, or permit its agents, employees or invitees to conduct themselves, in the Premises or in the Building, in a manner inconsistent with the character of the Building as an office building of the highest class or interfere with the comfort or convenience of other tenants.

B.                                    Tenant shall not, without the prior written consent of Landlord, exhibit, sell, or offer for sale on the Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the Premises by Tenant.

C.                                    Tenant will not make or permit to be made any use of the Premises which, directly or indirectly, is forbidden by public law, ordinance or governmental regulation.

D.                                    Tenant shall not sell or offer to sell or permit to be sold or offered for sale in the Premises any foods or beverages, with the exception of vending machines for sale of food and beverages to its employees and invitees.

E.                                     Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building for any purposes other than that of the business address of Tenant, and Tenant shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord’s prior written consent.

F.                                      Tenant shall not obstruct, or use for storage, or for any purpose other than ingress and egress, the public areas of the Building.

G.                                    No additional locks or similar devices shall be attached to any door without Landlord’s prior written consent and only upon the condition that Landlord shall have the keys to or combination of such additional locks or devices.  Upon termination of this Lease or of Tenant’s possession of the Premises, Tenant shall surrender all keys to the Premises and the Building.

H.                                   After initial improvements pursuant to Section 4 hereunder, Tenant shall not, without the prior written consent of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, make any alterations, improvements or additions to the Premises in an amount greater than Ten Thousand and 00/100 Dollar ($10,000.00).  Landlord need not give any such consent but if Landlord so consents, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work and insurance against liabilities which may arise out of such work, as determined by Landlord.  The work necessary to make any alterations, improvements or additions to the Premises shall be done at Tenant’s expense by employees of or contractors hired by Landlord except to the extent Landlord gives its prior written consent to Tenant hiring contractors.  Tenant shall promptly pay to Landlord or to Tenant’s contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof, and upon completion deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractor’s affidavits and full waivers of all liens for labor, services or materials, and Tenant shall defend and hold Landlord and the Building harmless from all costs, damages, liens and expenses related thereto.  Before commencing any work in connection with alterations or additions, Tenant, if it shall perform such work using its own contractor (with prior written consent of Landlord, which consent shall not be unreasonable withheld, conditioned or delayed), shall furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring Landlord against any and all liabilities which may arise out of or be connected in any way with said additions or alterations.

All work done by Tenant or its contractors pursuant to this Paragraph 12(I) shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies.  All required permits shall be obtained by Landlord at Tenant’s expense.

If Tenant desires signal communication, alarm or other utility or service connections installed or changed, the same shall be made at the expense of Tenant, with prior written consent and under direction of Landlord and subject to the conditions of the preceding paragraphs of this Paragraph 12(I) hereof.

I.                                        Tenant shall not install or operate any steam or internal combustion engine, boiler, pressure vessel, machinery, refrigerating or heating device or air conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein except in coffee pots or microwave ovens, or use any illumination other than electric light, or use or permit to be brought into the Building any flammable oils or fluids such as gasoline, kerosene, naphtha, and benzine, or any explosive, radioactive materials or other articles hazardous to life, limb or property or permit noxious odors to escape from the Premises.  If the use of heat generating equipment by Tenant in the Premises affects the sprinkler system or temperatures otherwise maintained by the air conditioning system for normal business operations and thereby requires, in the reasonable judgment of Landlord, the modification of the air conditioning system, including installation of supplementary air conditioning units or diffusers in the Premises or additions to the sprinkler system as may be necessitated by fire department or insurance company requirements, Landlord reserves the right to perform such modification and all of the cost thereof shall be paid by Tenant to Landlord at the time of completion of such modification.  Any increased expenses in maintaining the system resulting, in Landlord’s reasonable opinion, from such modification and any increased expense in operating such system resulting from such modification shall be paid by Tenant within ten (10) days of presentation of an invoice.  In addition, Tenant shall, at Tenant’s expenses, perform all maintenance, repair and replacement on any supplementary air conditioning units installed in accordance with this Section, unless, in the exercise of its right hereby expressly reserved, Landlord elects to perform part or all of such maintenance at Tenant’s expense.  In addition, Tenant shall be responsible for any expenses resulting from Tenant exceeding the above-stated requirements and causing damage to the existing air conditioning system.  Tenant shall not do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which could increase the fire or other casualty insurance rates on the Building or the property therein, or which would result in any insurance company refusing to insure the Building or any such property in amounts reasonably satisfactory to Landlord.  In the event that any use of the Premises by Tenant increases such cost of insurance, Tenant shall pay such increased cost to Landlord on demand, but such demand or acceptance of such payment shall not be construed as a consent by Landlord to Tenant’s such use, or limit Landlord’s further remedies under this Lease.

J.                                        Tenant shall cooperate fully with Landlord to assure the effective operation of the Building’s air conditioning, heating and ventilating systems.

K.                                   Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors of Landlord or with the terms and conditions of any collective bargaining agreement to which Landlord or Landlord’s agents or contractors may be a party.

Landlord reserves the right to require that any alterations or additions done by Tenant be done using Landlord’s designated contractors or contractors approved by the Landlord but shall not unreasonably withhold or delay its consent to permitting Tenant from using its own contractors.

L.                                     Prior to the Commencement Date, Tenant shall ascertain from Landlord the amount of electricity that can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Building and the needs of other tenants in the Building, and shall not use more than such safe capacity.  Landlord’s consent to the installation or use of electrical equipment shall not be construed to permit the use of more electricity than such safe capacity.

M.                                 Tenant shall not use lamps in the ceiling light fixtures or window coverings of a color or style other than that approved by Landlord, and the color of all paint and other decorating materials used by Tenant on those portions of the building columns and partitions which are adjacent to the exterior walls shall be approved in writing in advance by Landlord, which consent shall not be unreasonably withheld.

N.                                    Tenant shall keep the doors to the corridors and lobby closed except when in use for ingress and egress, and Tenant shall not place or allow anything to be placed against or near the doors to the corridors or lobby which may diminish the light in or be unsightly from the corridors or lobby.

O.                                    Tenant will not install on any windows any window coverings or treatment without the prior written consent of Landlord or Landlord’s managing agent.

13.                               UTILITIES.  Landlord shall pay for utilities consumed in the Building:  gas, water and electric, which shall be included as part of Operating Expenses and paid by Tenant, but only to the extent such costs exceed the Operating Expenses Stop.  Tenant shall pay for electric consumption in the Premises through wall receptacles and overhead lighting, and for specific power needed for business equipment or machinery.  Tenant may request HVAC to be furnished to the Premises at times other than set forth in Section 11H, by reasonable request to Landlord, for Landlord to be able to furnish such services.  After-hours HVAC services shall be at the initial rate of One Hundred Ninety-Five and 00/100 Dollars ($195.00) per hour, which amount shall be periodically adjusted dependent upon actual utility costs to Landlord.

14.                               QUIET ENJOYMENT.  Landlord represents that it has full power and authority to enter into this Lease.  So long as Tenant is not in default in the performance of its covenants and agreements in this Lease, Tenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord.  Landlord does hereby indemnify and hold Tenant harmless from any costs or expenses, including reasonable attorneys’ fees, incurred by Tenant from the breach of Landlord covenants hereunder.

15.                               INDEMNITY.

A.                                    Tenant agrees to protect, indemnify and save Landlord and its agents, servants or employees harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Landlord and its agents, servants or employees by reason of (a) any accident, injury or death to persons or loss or damage to property occurring on or about the Premises or any part thereof, or occurring in or about the Building and alleged to be due to any act or failure to act or any negligence or default under this Lease by Tenant, its contractors, agents or employees; (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; (c) performance of any labor or services or the furnishing of any materials or property in respect to the Premises or any part thereof contracted for by Tenant.  In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant shall, at Tenant’s expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel reasonably approved by Landlord.

B.                                    Landlord agrees to protect, indemnify and save Tenant and its agents, servants or employees harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Tenant and its agents, servants or employees by reason of (a) any accident, injury or death to persons or loss or damage to property occurring on or about the Premises or any part thereof, or occurring in or about the Building and alleged to be due to any act or failure to act or any negligence or default under this Lease by Landlord, its contractors, agents or employees; (b) any failure on the part of Landlord to perform or comply with any of the terms of this Lease; (c) performance of any labor or services or the furnishing of any materials or property in respect to the Premises or any part thereof contracted by Landlord.

16.                               INSURANCE.  Tenant shall procure and maintain at its own cost policies of insurance insuring Landlord (and the beneficiaries of Landlord) and its agents and assigns and Tenant from all claims, demands or actions for injury to or death of any person in an amount of not less than One Million Dollars ($1,000,000.00) for injury to or death of more than one (1) person in any one occurrence in an amount of not less than One Million Dollars ($1,000,000.00), and for damage to property in an amount not less than One Million Dollars ($1,000,000.00) made by, or on behalf of, any person or persons, firm or corporation, arising from, related to or connected with the Premises.  Said insurance shall also fully cover the indemnity provided for in Section 15 hereof.  The insurance shall be in companies and in form and substance satisfactory to Landlord and any mortgagee of Landlord.  The aforesaid insurance shall not be subject to cancellation except after at least thirty (30) days’ prior written notice to Landlord.  The original insurance policies (or certificates thereof satisfactory to Landlord) together with satisfactory evidence of payment of the premiums thereof, shall be deposited with Landlord prior to the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the terms of each such coverage.

17.                               FIRE AND CASUALTY.  If the Premises or the Building (including machinery used in its operation) shall be damaged or destroyed by fire or other cause and if it appears that such Premises or Building may be repaired and restored within ninety (90) days after such damage, then Landlord shall commence to restore the Premises or Building within thirty (30) days after such damage, and shall repair and restore same with reasonable promptness.

Notwithstanding anything to the contrary herein contained, Landlord shall have no duty pursuant to this Section 17 to repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto, except to the extent that same were provided by Landlord at Landlord’s cost.  If Tenant desires any additional repairs or restoration beyond the lease improvements constructed by Landlord and existing immediately prior to destruction, and if Landlord consents thereto, the same shall be done by Landlord at Tenant’s expense.  If the damage renders the Premises untenantable in whole or in part and cannot reasonably be repaired or restored within one hundred eighty (180) days, or if Landlord elects to demolish the Building or cease its operation, either party shall have the right to cancel and terminate this Lease as of the date of such damage by giving notice to the other within said one hundred twenty (120) days after such damage shall have occurred.  If Landlord does not elect to cancel and terminate this Lease as herein provided, Landlord shall repair and restore the Premises or Building with reasonable promptness.  In the event any such damage not caused by the act or neglect of Tenant, its agents or servants, renders the Premises untenantable, and if this Lease shall not be canceled and terminated by reason of such damage, then Rent shall abate during the period beginning with the date of such fire or other cause and ending with the date when the Premises are again rendered tenantable by an amount bearing the same ratio to the total amount of Rent for such period as the untenantable portion of the Premises bears to the entire Premises.

18.                               MUTUAL WAIVER OF SUBROGATION RIGHTS.  (a) Whenever any loss, cost or damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right to subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased costs, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect).

19.                               EMINENT DOMAIN.

A.                                    In the event that all or a substantial part of the Building, or any part thereof which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, and as a result thereof, the Premises cannot be used for the same purpose as prior to such taking, this Lease and the term and estate hereby granted shall cease and terminate upon and not before the date when the possession of the part so taken shall be required for such use or purpose, and Landlord shall be entitled to receive the entire award, Tenant hereby assigning to Landlord Tenant’s interest therein, if any; provided however, if Landlord elects to make comparable space available to Tenant under the same rent and terms herein provided Tenant shall accept such space and this Lease shall then apply to such space.

B.                                    If less than the whole or part of the Premises shall be so condemned or taken, and after such taking the Premises can be used for the same purpose as prior thereto, the Lease term shall cease only on the part so taken, as of the date possession shall be taken by such competent authority, and Tenant shall pay full Base Rent and Additional Rent up to that date (with appropriate refund by Landlord of such rent as may have been paid in advance for any period subsequent to the date possession is taken) and thereafter the Base Rent and Additional Rent shall be equitably adjusted.  Landlord shall, at its expense, make all necessary repairs or alterations to the Building so as to constitute the remaining Premises a complete architectural unit, provided that Landlord shall not be obligated to undertake any such repairs and alterations if the cost thereof exceeds the award resulting from such taking.

C.                                    If part of the Building shall be so condemned or taken, or if adjacent property or street shall be condemned or improved by a competent authority in such a manner as to require the use of any part of the Premises or of the Building, and in the opinion of Landlord, the Building should be demolished or restored in such a way as to alter the Premises materially, Landlord may terminate this Lease and the term and estate hereby granted by notifying Tenant of such termination within sixty (60) days following the taking of possession, and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinabove set forth for the expiration of this Lease, and the rent hereunder shall be apportioned as of such date.

20.                               DEFAULTS.

A.                                    Tenant further agrees that any one or more of the following events shall be considered an Event of Default as said term is used herein, that is to say, if:

(i)                                     Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereinafter amended, or under the laws of any state, shall be entered, and such decree or judgment or order shall not have been relocated or stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

(ii)                                  Tenant shall file or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

(iii)                               Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

(iv)                              The Premises are levied upon by any revenue officer or similar officer; or

(v)                                 A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

(vi)                              Tenant shall vacate the Premises or abandon the same for more than five (5) days during the Term hereof; or

(vii)                           Tenant shall default in any monthly payment of Rental required to be paid by Tenant hereunder or in the payment of any other sums required to be paid by Tenant hereunder when due as herein provided and such default shall continue for ten (10) days after notice thereof in writing to Tenant; or

(viii)                        Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to insure payment thereof, or having commenced to contest same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for fifteen (15) days after notice thereof in writing to Tenant; or

(ix)                              Tenant shall default in keeping, observing or performing any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant or in the case of a default not susceptible of being cured with due diligence within said thirty (30) day period, the time within which to cure same shall be extended for such period as may be necessary to cure same with due diligence; or

(x)                                 Tenant shall repeatedly be late in payment of Rent or other charges required to be paid hereunder or shall repeatedly default in keeping, observing or performing of any other covenants or agreements herein contained to be kept, observed or performed by Tenant (provided notice of such payment or other default shall have been given to Tenant, but whether or not Tenant shall have timely cured any such payment or other defaults of which notice was given); or

(xi)                              If Tenant is a corporation, the transfer of part or all of its shares or assets voluntarily or by operation of law so as to result in a change in the control of said corporation by the person or persons owning a majority of its said shares or assets; or

(xii)                           Any matter described elsewhere in this Lease an Event of Default.

B.                                    In the case of an Event of Default by Tenant:

(i)                                     To the extent not inconsistent with any other terms and provisions hereunder, Landlord may terminate this Lease by giving to Tenant ten (10) day written notice of Landlord’s election to do so, in which event the Term of this lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice.  To the extent that Tenant’s default threatens life or limb to any person, or materially endangers the Premises or Building, as determined by the Landlord, in Landlord’s sole discretion, no such notice shall be required;

(ii)                                  Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving written notice to Tenant that Tenant’s right of possession shall end on the date stated on such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

(iii)                               Landlord may maintain Tenant’s right to possession and enforce the provisions of this Lease by a suit or suits in equity or at law for the enforcement of any other appropriate legal or equitable remedy, including without limitation injunctive relief, and for recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

C.                                    In the case of a default by Landlord and failure to cure within the time provided herein, Tenant may terminate this Lease without further notice, in which event the term of this Lease shall end and all obligations of Tenant except as otherwise provided for herein shall cease on the date of such termination.

D.                                    If Landlord exercises any of the remedies provided for in subparagraphs (i) and (ii) of the foregoing Section 20B, Tenant shall surrender possession of and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with or without process of law.

E.                                     If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay the Rent hereunder for the full Term, and the aggregate amount of the Rent (based on the latest applicable rate of Base Rent and the rate of the latest determined Additional Rent) for the period from the date stated in the notice terminating possession to the end of the Term shall be immediately due and payable by Tenant to Landlord, together with any other monies due hereunder, and Landlord shall have the right to immediate recovery of all such amounts.  In addition, Landlord shall have right from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent not theretofore accelerated and paid pursuant to the foregoing sentence and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term.  In any such case, Landlord shall make reasonable attempts to relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord, in Landlord’s sole discretion, shall determine.  Landlord shall not be required to accept any tenant offered by Tenant but shall not be unreasonable in rejecting any substitute tenant offered.  Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and in connection therewith Landlord may change the locks to the Premises, and Tenant shall upon written demand pay the cost thereof together with Landlord’s expenses of reletting.  Landlord may collect the rents from any such reletting and apply the same first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing or paid as a result of acceleration or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Event of Default occurred.  No such re-entry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

F.                                      In the event of the termination of this Lease by Landlord as provided for by subparagraph (i) of Section 20B, Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorney’s fees incurred by Landlord in the enforcement of its rights and remedies hereunder and in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (i) the unamortized cost of leasehold improvements, additions, alterations, if any, paid for by Landlord pursuant to this Lease and any work letter attached hereto, (ii) the aggregate sum which at the time of such termination represents the excess, if any, of the present value on the aggregate rents at the same annual rate for the remainder of the Term as then in effect pursuant to the applicable provisions of Sections 2 and 3 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present value to be computed in each case on the basis of three percent (3%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (iii) any damage in addition thereto, including reasonable attorneys’ fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this lease other than for the payment of rent.

G.                                    All property removed from the Premises by Landlord pursuant to any provisions of this Lease or by law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and for reasonable storage charges for such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  All such property not removed from the Premises or retaken from storage by Tenant at the end of the Term, however terminated, shall, at Landlord’s option, be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale, without further payment or credit by Landlord to Tenant.

H.                                   Tenant shall pay all of Landlord’s costs, charges and expenses, including without limitation court costs and reasonable attorney’s fees, incurred in enforcing Tenant’s obligations under this Lease or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.

I.                                        The provisions of this Section 20 shall survive termination of this Lease.

21.                               SURRENDER OF POSSESSION.  Upon the termination of this Lease and the Term hereby created, whether by lapse of time or at the option of Landlord as aforesaid, Tenant will at once surrender possession of the Premises to Landlord in good condition and repair, reasonable wear and tear excepted, and remove all effects therefrom, and if such possession is not immediately surrendered Landlord may forthwith re-enter the Premises and repossess itself thereof as of its former estate and remove all persons and effects therefrom, using such force as may be necessary, without being deemed guilty of any manner of trespass or forcible entry or detainer.  Without limiting the generality of the foregoing, Tenant agrees to remove at the termination of the Term the items of property, title to which is to remain in Tenant, pursuant to Section 7 of this Lease.  If Tenant shall fail or refuse to remove all such property from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost to Landlord either by set-off, credit, allowance or otherwise, and Landlord shall be entitled to be reimbursed by Tenant for any removal or other expenses incurred by Landlord as a result of such abandonment.

22.                               HOLDING OVER.  If Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, Tenant shall pay to Landlord one hundred twenty-five percent (125%) of all applicable forms of Rental then applicable for each month or portion thereof for the first ninety (90) days of the holding-over period and thereafter, shall pay to Landlord two hundred percent (200%) of the amount of all forms of Rental then applicable for each month or portion thereof.  The provisions of this Section 22 shall not operate as a waiver by Landlord of any right of re-entry hereinbefore provided.

23.                               NON-WAIVER.  No waiver of any agreement or condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such agreement or condition if such violation be continued or repeated subsequently, and no express waiver shall effect any agreement or condition other than the one specified in such waiver and only for the time and in the manner specifically stated.  No receipt of monies by Landlord from Tenant after the termination in any way affects the Term, or of Tenant’s right of possession hereunder, or after the giving of any notice, shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such monies, it begin agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises Landlord may receive and collect any Rental due, and the payment of said Rental shall not waive or affect said notice, suit or judgment.

24.                               TENANT’S WAIVER.  Tenant agrees that in any such action brought by Landlord not to object or contest the immediate execution of the Court’s order of possession.  To the extent permitted by law, Tenant waives any right to a jury trial with respect to matters arising under this Lease.

25.                               LANDLORD’S RIGHT TO CURE.  Landlord may, but shall not be obligated to, cure any default by Tenant specifically including, but not by way of limitation, Tenant’s failure to obtain insurance, make repairs, or satisfy lien claims, after complying with the notice provisions established in Section 20, and, whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including, without limitation, reasonable attorneys’ fees, shall be so much additional rent due on the next rent date after such payment together with interest (except in the case of said attorneys’ fees) at the highest rate then payable by Tenant in the State of Illinois or, in the absence of such rate, at the rate of fifteen percent (15%) per annum, from the date of the advance to the date of repayment by Tenant to Landlord.

26.                               REMEDIES CUMULATIVE.  No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity or by statute, and ever power and remedy given by this Lease to Landlord may be exercised from time to time and as often as occasion may arise or as may be deemed expedient.  No delay or omission of Landlord to exercise any right or power arising from default shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein.  Neither the right herein given to receive, collect, sue for or distrain for any rent or rents, monies or payments or to enforce the terms, provisions and conditions of this Lease, or to prevent the breach or non-observance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising, shall in any way affect or impair or toll the right or power of Landlord provided for in this Lease, or to repossess without terminating the Lease, because of any default in or breach of the covenants, provisions or conditions of this Lease.

27.                               DEFAULT UNDER OTHER LEASES.  A default in any lease, other than this Lease, made by Tenant for any premises in the Building shall at the option of Landlord be deemed a default in this Lease, or both leases.

28.                               BROKERAGE.  Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than Landlord’s broker, Colliers Bennett & Kahnweiller, Inc., or Tenant’s broker, Montero Partners, Ltd., and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost (including reasonable attorneys’ fees), expenses or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof.

29.                               SUBORDINATION.

A.                                    This Lease and all rights of Tenant hereunder are subject and subordinate to the lien of any first mortgage or mortgages now or at any time hereafter in force against the Building, and all amendments, modifications and renewals thereof and extensions, consolidations or replacements thereof and to all advances made or hereafter to be made upon the security thereof.  Tenant agrees to execute such further instruments subordinating this Lease to the lien or liens of any such mortgage or mortgages as Landlord from time to time may request.  Tenant shall, in the event any proceedings are brought for the foreclosure of any mortgage or other financing documents made by Landlord covering the Premises, attorn to the Purchaser upon such foreclosure and recognize such Purchaser as the Landlord under this Lease, if Purchaser so requests.

B.                                    Notwithstanding anything to the contrary contained herein, any first mortgagee may subordinate, in whole or in part, its first mortgage to this Lease by sending Tenant notice in writing subordinating all or any part of such first mortgage to this Lease, and Tenant agrees to execute and deliver to such first mortgagee such further instruments consenting to or confirming the subordination of all or any portion of its first mortgage to this lease and containing such other reasonable provisions which may be requested in writing by such first mortgagee within ten (10) days after Tenant’s receipt of such written request.

C.                                    Landlord will use its commercially best efforts to obtain a subordination non-disturbance agreement (“SNDA”) on behalf of Tenant from its current lender and any future lender using such lender form of SNDA.

30.                               POSSESSION.  In the event the Premises shall not be completed and ready for occupancy on the date fixed for the commencement of the Term or in the event Landlord is unable to deliver possession by tenant or occupant, this Lease shall nevertheless continue in full force and effect but rent (including Additional Rent) shall abate until the Premises are ready for occupancy or until the Landlord is able to deliver possession, as the case may be, and the Landlord shall have no other liability whatsoever on account thereof; provided, however, there shall be no abatement of rent if the Premises are not ready for occupancy because of delays resulting from Tenant’s failure to complete the installation of special equipment, fixtures, or materials ordered by Tenant.  The Premises shall not be deemed incomplete or not ready for occupancy if only insubstantial details of construction, decoration or mechanical adjustments remain to be done.  The determination of Landlord’s architect shall be final and conclusive on both Landlord and Tenant as to whether the Premises are not ready for occupancy.  If Tenant shall take possession of any part of the Premises prior to the date fixed above as the first day of the Term (which Tenant may not do without Landlord’s prior written consent, all of the covenants and conditions of this Lease shall be binding upon the parties hereto with respect to such part of the Premises as if the first day of the Term has been fixed as the date when Tenant entered such possession and provided, however, Tenant shall not pay to Landlord any Rent for the period of such use and occupancy prior to the first day of the Term of this Lease.  This Lease shall, in any event, terminate on the date set forth in Section 1 hereof.

31.                               RELOCATION OF TENANT.  Intentionally deleted.

32.                               ESTOPPEL CERTIFICATES.  Tenant shall at time of possession execute a Turnover Letter in substantially the form attached as Exhibit C attached hereto, and thereafter within ten (10) days of written request by Landlord execute, acknowledge and deliver to Landlord a written statement certifying (if true) that Tenant has accepted the Premises, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that Landlord is not in default hereunder, the date to which Base Rent, Additional Rent and other charges have been paid in advance, if any, and such other accurate certifications as may reasonably be required by Landlord or Landlord’s mortgagee (“Estoppel Certificate”).  It is intended that any such statement delivered pursuant to this Section 32 may be relied upon by any prospective purchaser of the Building and Premises, any mortgagee of the Building and Premises and their respective successors and assigns.  Failure of Tenant to return the Estoppel Certificate within ten (10) days shall constitute a default under the Lease and in addition to all other remedies available to Landlord, Tenant shall pay Landlord Twenty Five and no/100 Dollars ($25.00) per day for each day Tenant fails to return the Estoppel Certificate after the tenth day.

33.                               NOTICE AND CONSENTS.  All notices, demands, requests, consents or approvals which may be or are required to be given by either party to the other shall be in writing and shall be deemed given when sent by United States registered or certified Mail, postage prepaid, (a) if for Tenant, addressed to Tenant at the Building, or at such other place as Tenant may from time to time designate by notice to Landlord, or (b) if for Landlord c/o First American Management, Inc., 3436 Kennicott Avenue, Suite 100, Arlington Heights, Illinois, 60004, or at such other place as Landlord may from time to time designate by notice to Tenant.

34.                               MODIFICATION OF LEASE.  All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease may be modified or altered only by agreement in writing between Landlord and Tenant.

35.                               SECURITY DEPOSIT.  To secure the faithful performance by Tenant of all of the covenants and conditions in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed including, but without limiting the generality of the foregoing, such covenants and conditions in this Lease which become applicable upon the termination of the same by re-entry or otherwise, Tenant shall deposit simultaneous with the execution of this Lease the sum of not less than Sixty-Two Thousand One Hundred Ninety-Seven and 13/100 Dollars ($62,197.13) and which such sum shall be finally determined after review of Tenant’s financial statements by Landlord as Security Deposit upon the following terms and conditions:

A.                                    Such deposit or any part thereof not previously applied, or from time to time, such one or more parts or portions thereof, may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay

Landlord on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount;

B.                                    Should the Building be conveyed by Landlord the deposit or any portion thereof not previously applied may be turned over to Landlord’s grantee or a new agent, as the case may be and, if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the deposit and/or its application or return and Tenant agrees to look to such grantee or agent, as the case may be, for such applications or returns;

C.                                    Landlord or its agent or its successors and assigns shall not be obligated to hold said deposit as a separate fund, but on the contrary may commingle the same with its other funds;

D.                                    If Tenant shall faithfully fulfill, keep, perform and observe all of the covenants and conditions in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, performed and observed, such deposit shall be returned to Tenant without interest no later than thirty (30) days after the expiration of the Term of this Lease or any renewal or extension thereof, provided Tenant has vacated the Premises and surrendered possession thereof to the Landlord at the expiration of the Term or any extension or renewal thereof as provided herein; and

E.                                     Landlord or its agent on behalf of itself and its successors, reserves the right, at its sole option, to return to Tenant said deposit, or what may then remain thereof, at any time prior to the date when Landlord or its agent or its successors and assigns are obligated hereunder to return the same, but said return shall not in any manner be deemed to be a waiver of any default of Tenant hereunder then existing not to limit or extinguish any liability of Tenant hereunder.

36.                               ASSIGNMENT AND SUBLETTING.

A.                                    Except as set forth below, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, in each instance, either prior or subsequent to the Commencement Date, (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant’s interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 5 of this Lease or by anyone other than the Tenant and Tenant’s employees, provided, however, Tenant shall have the right to transfer and assign this Lease without Landlord’s consent to any parent, subsidiary or affiliated company of the Tenant, with Tenant remaining liable for the performance of the terms of this Lease.  In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law.

B.                                    Without thereby limiting the generality of the foregoing provisions of this Section 36, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized, and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.  Notwithstanding the foregoing, Tenant may sublease or assign this Lease to one of its affiliates or subsidiaries without Landlord’s prior consent.

C.                                    Consent by Landlord to any assignment, subletting, use, occupancy, transfer or encumbrance shall not operate to relieve Tenant from any covenant or obligation hereunder except to the extent, if any, expressly provided for in such consent, or be deemed to be a consent to or relieve Tenant from obtaining Landlord’s consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance by Tenant or anyone claiming by, through or under Tenant.  Tenant shall pay all of Landlord’s reasonable costs, charges and expenses, including without limitation, reasonable attorney’s fees, incurred in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.

D.                                    Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than forty-five (45) days after the date of the giving of Tenant’s notice to Landlord) to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice, to terminate this Lease with respect to the space described in Tenant’s notice as of the date stated in Tenant’s notice for the commencement of the proposed assignment or sublease.  Tenant’s notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information as Landlord reasonably deems necessary to permit Landlord to determine the financial responsibility, experience and character of the proposed assignee or subtenant.  If Tenant’s notice covers all of the Premises and if Landlord exercises its right to terminate this Lease as to such space, then the Term of this Lease shall expire and end on the date stated in Tenant’s notice for the commencement of the proposed assignment or sublease as fully and completely as if that date had been the last day of the Term hereof.  If, however, Tenant’s notice covers less than all of the Premises, and if Landlord exercises its right to terminate this Lease with respect to such space described in Tenant’s notice, then as of the date stated in the Base Rent and the Tenant’s Pro Rata Share as defined herein shall be adjusted on the basis of the number of rentable square feet retained by Tenant and this Lease as so amended, shall continue thereafter in full force and effect.

E.                                     If Landlord, upon receiving Tenant’s said notice with respect to any such space, does not exercise its right to terminate as aforesaid, Landlord will not unreasonably withhold its consent to Tenant’s assignment of this Lease or subletting the space covered by its notice.  Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment of this Lease or to a proposed sublease of part or all of the Premises if its consent is withheld because:  (i) Tenant is then in default hereunder, (ii) any notice of termination of this Lease or termination of Tenant’s possession shall have been given under Section 20 hereof; (iii) either the portion of the Premises which Tenant proposes to sublease, or the remaining portion of the Premises, or the means of ingress or egress to either the portion of the Premises which Tenant proposes to sublease or the remaining portion of the Premises, or the proposed use of the Premises or any portion thereof by the proposed assignee or subtenant will violate any village, city, state or federal law, ordinance or regulation, including without limitation, any applicable building code or zoning ordinances; (iv) the proposed use of the Premises by the proposed assignee or subtenant does not conform with the use set forth in Section 5 hereof or is not otherwise a reasonable use of the Premises; (v) in the reasonable judgment of Landlord the proposed assignee or subtenant is of a character or is engaged in a business which would be deleterious to the reputation of the Building or Landlord, or the proposed assignee or subtenant is not sufficiently financially responsible or experienced to perform its obligations under the proposed assignment or sublease; or (vi) the proposed assignee or subtenant is a government (or subdivision or agency thereof) or an occupant of the Building; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples.  Tenant agrees that all advertising by Tenant or on Tenant’s behalf with respect to the assignment of this Lease or subletting of any part of the Premises must be approved in writing by Landlord prior to publication.

F.                                      If Tenant, having first obtained Landlord’s consent to any assignment or sublease, or if Tenant, as debtor or debtor in possession, or a trustee in bankruptcy for Tenant pursuant to the Bankruptcy Code, 11 U.S.C. 101 et seq., as amended from time to time (the “Bankruptcy Code”), shall assign this Lease or sublet the Premises, or any part thereof, at a rental or for other consideration in excess of the Rent or prorata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as additional rent any such excess rent or other consideration immediately upon receipt under any such assignment or, in the case of a sublease, (i) on the first date of each month during the term of any sublease, the excess of all rent and other consideration due from the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this Lease for said month (or if only a portion of the Premises is being sublet, the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this Lease for said month which is allocable on a rentable square footage basis to the space sublet), and (ii) immediately upon receipt thereof, any other consideration realized by Tenant from such subletting; it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant shall assign this lease or sublet the Premises or any part thereof at a rental less than Rent provided for herein.

G.                                    If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument reasonably satisfactory to Landlord and furnish to Landlord not later than fifteen (15) days prior to the effective date of the assignment.  If Tenant shall sublease the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord’s option and written request, in the event this lease terminates before the expiration of the sublease.

37.                               TENANT-CORPORATION.  As Tenant is a corporation, Tenant (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof and (b) if Landlord so requests, Tenant shall deliver to Landlord, concurrently with the delivery of this lease executed by Tenant, certified resolutions of the board of directors (and shareholders, if required) authorizing Tenant’s execution and delivery of this lease and the performance of Tenant’s obligations hereunder.  If Tenant corporation’s stock is not publicly traded, then at the time this lease is executed and from time to time thereafter, at Landlord’s request, Tenant shall furnish Landlord with a list of Tenant’s shareholders.

38.                               MORTGAGEE PROTECTION.  Tenant agrees to give any first mortgagee, by registered or certified mail, a copy of any notice of claim of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing of the address of such first mortgagee.  Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the first mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such first mortgagee has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if necessary to cure or correct such default) before Tenant may exercise any right or remedy which it may have on account of any such default of Landlord.

39.                               SATELLITE/ANTENNAE EQUIPMENT.

A.                                    Subject to the terms and conditions herein, Landlord agrees to permit Tenant, at Tenant sole cost and expense, to install, maintain and operate microwave transmission equipment or a satellite dish (the “Equipment”) on the roof of the Building at a location designated by the Landlord (the “Equipment Premises”) to be used in connection with Tenant’s business and to provide access for communications and electrical wires and conduits to be installed at Tenant’s sole cost and expense from the Premises to and from the Equipment, provided that:

(i)                                     The dimensions, design, placement, material composition, installation, technical operating characteristics (including, without limitation, operating frequency, power consumption and mechanical stability) of the Equipment on the roof is subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(ii)                                  Appropriate measures are taken to maintain all roof warranties in full force and effect;

(iii)                               Tenant furnishes Landlord with evidence reasonably satisfactory to Landlord that the installation, use and operation of the Equipment does not violate any rules, regulations, ordinances or laws (including, without limitation, any zoning or federal aviation rules, regulations, laws or ordinances) of any governmental body or agency;

(iv)                              Tenant shall acquire, in a timely manner and in any event prior to any installation or modification to the Equipment, all required licenses, permits and approvals of any applicable governmental authority, at Tenant’s sole cost and expense;

(v)                                 The installation, use and operation of the Equipment does not harm the Building;

(vi)                              The Equipment does not cause any interference with the reception of television, radio or other signals at the Building;

(vii)                           The design, installation and operation of the Equipment shall be solely for the passive reception of transmissions in connection with Tenant’s business in the Premises; and

B.                                    Tenant agrees to defend and hold Landlord harmless from and against all liabilities, claims, judgments, costs, damages, liens and expenses arising out of or in connection with the installation, use and operation of the Equipment.

C.                                    Tenant shall be responsible, at Tenant’s sole expense, for the installation, maintenance, operation, repair, replacement, and removal of the Equipment in accordance herewith, including, without limitation, the cost of all utilities and supplies.  Tenant shall be responsible, at Tenant’s sole expense, for maintaining in good repair and condition the Equipment Premises.  Tenant shall also be responsible for the costs of design and construction of any modification to the Project required from time to time to accommodate the Equipment, which modification shall be subject to Landlord’s approval, which may be granted or withheld in Landlord’s sole and arbitrary discretion.  At Landlord’s request, Tenant shall, at Tenant’s expense, remove any Equipment no longer used or held for future use by Tenant and repair all damage caused by such removal.  Tenant agrees that upon termination of this Lease, Tenant shall remove all of the Equipment and repair the Project (including, without limitation, the roof thereof) to as good a condition as of the Commencement Date, ordinary wear and tear excepted.

40.                               STORAGE SPACE.  Tenant shall be entitled to lease storage units within the lower level of the Building to the extent available at a rental rate of $10.50 per square foot.

41.                               SIGNAGE.  Tenant shall have the right to display its name on exterior facade of the Building subject to Landlord designating the location on the Property for one or more exterior Tenant identification sign(s).  Tenant shall install and maintain its identification sign(s)

in such designated location in accordance with this Section 41.  Tenant shall have no right to install or maintain Tenant identification signs in any other location in or on the Property and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building.  The size, design, color and other physical aspects of permitted sign(s) shall be subject to:

A.                                    Landlord’s written approval prior to installation, which approval may be withheld in Landlord’s sole discretion.

B.                                    Any applicable governmental permits and approvals required by the Village of Arlington Heights.

The cost of the sign(s), including the installation, maintenance and removal thereof, and all permits fees shall be paid by Tenant.  If Tenant fails to install or maintain its sign(s), or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal, including without limitation, repainting the Building (if required by Landlord, in Landlord’s sole but reasonable judgment), Landlord may do so at Tenant’s expense.  Tenant shall reimburse Landlord for all costs incurred by Landlord, including without limitation, reasonable attorneys’ fees, to effect such installation, maintenance or removal, which amount shall be deemed Additional Rent.  Any sign rights granted to Tenant under this Lease are personal to Tenant and may not be assigned, transferred or otherwise conveyed to any assignee or subtenant of Tenant without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

42.                               RIGHT OF FIRST REFUSAL.  At any time during the term of this Lease, and on the terms and conditions hereinafter set forth, provided that this Lease is in full force and effect and Tenant is not in default under this Lease beyond applicable notice and cure periods, Tenant shall have a continuing right to negotiate for additional space within the Building (“Expansion Space”) on the terms and conditions hereinafter set forth:

A.                                    During the term of this Lease, prior to Landlord’s executing a lease (“Proposed Lease”) for any space within the Building, Landlord shall notify Tenant in writing of the rentable area of the Expansion Space proposed to be leased, the proposed rental rate, the proposed commencement date (the “Expansion Space Commencement Date”) and the proposed terms and conditions of the Proposed Lease.

B.                                    If Tenant desires to negotiate for the lease of the Expansion Space, Tenant must, by written notice to Landlord given within five (5) business days after Landlord’s notice, commence negotiation for the lease of the Expansion Space.

C.                                    If Landlord and Tenant do not enter into a lease agreement for all of the Expansion Space within fifteen (15) days of the date of Landlord’s notice of a prospective tenant for the Expansion Space, then Tenant shall have no further rights to lease such Expansion Space under this Section 42.  In the event such space again becomes available, Tenant’s rights to negotiate for such space in the future shall renew.

43.                               MISCELLANEOUS.

A.                                    No receipt of money by Landlord from Tenant after the termination or expiration of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend any such notice, demand or suit.

B.                                    The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises and Building, and, in case of any subsequent transfer or conveyances, the then grantor shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, shall be paid to Tenant.

C.                                    All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions” as well as “covenants” as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

D.                                    Provisions inserted herein or affixed hereto shall not be valid unless appearing in the duplicate original hereof held by Landlord.  In the event of variation or discrepancy, Landlord’s duplicate original shall control.

E.                                     The Premises are stipulated for all purposes to contain the number of rentable square feet as set forth in this Lease.  Unless otherwise expressly provided herein, any statement of square footage set forth in this Lease or that may have been used in calculating rental is an approximation, which Landlord and Tenant agree is reasonable; and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

F.                                      Landlord and Tenant each represent and warrant to the other that this Lease has been duly authorized, executed and delivered by an on behalf of each party hereto and constitutes the valid and binding agreement of Landlord and Tenant in accordance with the terms hereof.  Tenant warrants and represents to Landlord that Tenant is not, and shall not become, a person or entity with whom Landlord is restricted from doing business with under regulations of the Office of Foreign Asset control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive ordering (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction to be otherwise associated with such persons or entities.

G.                                    This Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the name of the parties, the legal description and the Term of this Lease.

H.                                   Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

I.                                        Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal or agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any act of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

J.                                        The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limited in any way the scope or intent of the provisions hereof.

K.                                   If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent by law.

L.                                     All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and, whenever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply wherever applicable, to the heirs, executors, administrators, personal representatives, successors and assigns of such party.  Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or government authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

M.                                 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for this Lease.  This instrument shall become effective as a Lease upon execution and delivery by both Landlord and Tenant.

N.                                    No rights to light or air over any real estate, whether belonging to Landlord or any other party, are granted to Tenant by this Lease.

O.                                    This Lease shall be governed by and construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, Landlord and Tenant have executed and entered into this Lease this 12 day of January, 2007.

TENANT:			LANDLORD:

PAYLOCITY CORPORATION,			3850 WILKE L.L.C.,
an Illinois corporation			an Illinois limited liability company

			By:	First American Management,
Inc., managing agent

By:	/s/Dan Miller		By:	/s/C. Mark Jordan
	Its	CFO		C. Mark Jordan
Authorized Representative

EXHIBIT A

A-1

EXHIBIT A

A-2

EXHIBIT B

LEGAL DESCRIPTION

PARCEL 1:

LOT 28 IN 53 PARK OF COMMERCE, BEING A SUBDIVISION OF PART OF GOVERNMENT LOTS 1 AND 2 IN THE WEST ½ OF SECTION 6, TOWNSHIP 42 NORTH, RANGE 11, AND PART OF THE EAST ½ OF THE SOUTHEAST ¼ OF SECTION 1, TOWNSHIP 42 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED JULY 11, 1985 AS DOCUMENT NUMBER 85097888, AS CORRECTED BY SURVEYOR’S CERTIFICATES OF CORRECTION RECORDED SEPTEMBER 4, 1985 AS DOCUMENT NUMBER 85173204 AND NOVEMBER 25, 1985 AS DOCUMENT NUMBER 85296795, IN COOK COUNTY, ILLINOIS, EXCEPT THAT PART OF LOT 28 CONVEYED TO THE STATE OF ILLINOIS FOR ROAD PURPOSES BY TRUSTEE’S DEED RECORDED AS DOCUMENT NUMBER 89106918, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

EASEMENT FOR THE BENEFIT OF PARCEL 1 CREATED AS FOLLOWS:

(1) DECLARATION AND GRANT OF RECIPROCAL RIGHTS MADE BY AND AMONG AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST NUMBER 63918, 63919 AND 63920 RELATING TO PARKING, INGRESS AND EGRESS, MANAGEMENT OF COMMON AREAS, PROPORTIONATE SHARE AND GENERAL PROVISIONS AND THE TERMS AND CONDITIONS THEREIN CONTAINED RECORDED JULY 11, 1985 AS DOCUMENT NO. 85097889.  FIRST AMENDMENT TO DECLARATION AND GRANT OF RECIPROCAL RIGHTS RECORDED JANUARY 12, 1987 AS DOCUMENT NUMBER 87020645.

AND

(2) DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND EASEMENTS RECORDED JULY 10, 1986 AS DOCUMENT NUMBER 86287842 MADE BY AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST 63918, 63919, 63920, 63921, 63922 AND 63466 REGARDING DEVELOPMENT STANDARDS ARCHITECTURAL CONTROL, OWNER’S ASSOCIATION, MAINTENANCE ASSESSMENTS, AND OTHER PROVISIONS.

Permanent Index No.:	02-01-401-014-0000

Common Address:	3850 N. Wilke Road, Arlington Heights, Illinois

B-1

EXHIBIT C
(Turnover Letter)

                            , 2007

Re:                             Premises:
Landlord Name:
Tenant Name:

To Whom It May Concern:

As an authorized representative of the above referenced Tenant, I/we have physically inspected the Premises referred to above and its improvements with                                         , a representative of the property manager for the above referenced Building.  I/we accept the Premises and such improvements as in compliance with all the requirements of our Lease.  Further, I/we confirm and verify the following information:

Turnover Date:
Commencement Date:
Rent Start Date:
Expiration Date:
Electric Meter #
Gas Meter #

Tenant acknowledges that the Lease is in full force and effect and has not been amended, modified or superseded.

Tenant has paid to Landlord the sum of $                 as first month’s Rent and a Security Deposit in the amount of $                .

(              ) (initial) Tenant acknowledges receipt of keys.

Very truly yours,

Tenant

Title

C-1